Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Hyperscale Data, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.0001 per share		457(o)		$		$0.0001381	$
Fees to be Paid	Equity	Preferred stock, par value $0.0001 per share		457(o)				0.0001381
Fees to be Paid	Debt	Debt Securities		457(o)				0.0001381
Fees to be Paid	Other	Warrants	(1)	457(o)				0.0001381
Fees to be Paid	Other	Rights	(2)	457(o)				0.0001381
Fees to be Paid	Other	Units	(3)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(4)	457(o)		$	$1,000,000,000.00	0.0001381		$138,100.00

Total Offering Amounts:							$1,000,000,000.00			138,100.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$138,100.00

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Offering Note(s)

(1)	Warrants may represent rights to purchase common stock, preferred stock or other securities registered hereunder.
(2)	Rights evidence rights to purchase any securities of the Registrant registered under this registration statement.
(3)	Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.
(4)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $1,000,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.